Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Michael R. Kallet, President and Chief Executive Officer, and Eric E. Stickels, Executive Vice President and Chief Financial Officer of Oneida Financial Corp. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2012 and that to the best of his/her knowledge:

(6)         the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(7)         the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

November 14, 2012	/s/ Michael R. Kallet
Date	President and Chief Executive Officer

November 14, 2012	/s/ Eric E. Stickels
Date	Executive Vice President and Chief Financial Officer